EXHIBIT 11

BLOUNT INTERNATIONAL, INC.
COMPUTATION OF NET INCOME PER COMMON SHARE
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                           1996                    1995                    1994
                                  ----------------------  ----------------------  ----------------------
                                   Primary     Diluted     Primary     Diluted     Primary     Diluted
                                  ----------  ----------  ----------  ----------  ----------  ----------
Weighted average common
shares outstanding                19,098,566  19,098,566  18,885,426  18,885,426  18,631,751  18,631,751

   Incremental shares for
   stock options                     372,060     382,148     511,104     562,260     464,349     619,501
                                  ----------  ----------  ----------  ----------  ----------  ----------
Total number of shares used
in per share calculations         19,470,626  19,480,714  19,396,530  19,447,686  19,096,100  19,251,252
                                  ==========  ==========  ==========  ==========  ==========  ==========

Income from continuing
operations                        $   53,555  $   53,555  $   40,731  $   40,731  $   21,568  $   21,568
                                  ----------  ----------  ----------  ----------  ----------  ----------
Discontinued operations:

   Loss from operations, net                                                          (9,666)     (9,666)

   Loss on disposal, net                                                                (650)       (650)
                                  ----------  ----------  ----------  ----------  ----------  ----------
      Total from discontinued
      operations                                                                     (10,316)    (10,316)
                                  ----------  ----------  ----------  ----------  ----------  ----------

Net income                        $   53,555  $   53,555  $   40,731  $   40,731  $   11,252  $   11,252
                                  ==========  ==========  ==========  ==========  ==========  ==========
Income (loss) per common share:

   Continuing operations          $     2.75  $     2.75  $     2.10  $     2.09  $     1.13  $     1.12

   Discontinued operations                                                              (.54)       (.54)
                                  ----------  ----------  ----------  ----------  ----------  ----------

Net income                        $     2.75  $     2.75  $     2.10  $     2.09  $      .59  $      .58
                                  ==========  ==========  ==========  ==========  ==========  ==========















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